EXHIBIT 23.5

                [CHAPMAN PETROLEUM ENGINEERING LTD. LETTERHEAD]

March 17,1999



Neutrino Resources Inc.
1400, 300 - 5TH Avenue SW
Calgary, Alberta
T2P 3C4

Attention: Mr. Al Smith
Dear Sir:

Re: Neutrino Resources Inc. (the "Company")
    CONSENT LETTER
    --------------------------------------
We hereby consent to the use of and reference to our name and material from our reports entitled:

     i) "Reserve and Economic Evaluation, Oil and Gas Properties, Owned by Neutrino Resources Inc., January 1, 1999," dated December 29, 1998. and

     ii) "Reserve and Economic Evaluation, Oil and Gas Properties, Spruce Hills Production Company Inc., Owned by Neutrino Resources Inc., January 1, 1999," dated December 30, 1998; and

     iii) any other supplemental reports prepared by us referring to the above reports.

          in the Company's annual report and in any required filings with the Securities Exchange Commission (SEC) or any other securities regulatory bodies.

          Yours very truly,

          Chapman Petroleum Engineering Ltd.

          /s/ C.W. CHAPMAN
          C.W. Chapman P. Eng.
          President




                                            PERMIT TO PRACTICE
                                            CHAPMAN PETROLEUM ENGINEERING LTD.
                                            Signature /s/ C.W. CHAPMAN
                                            Date 3/17/99
                                            PERMIT NUMBER: P 4201
                                            The Association of Professional
                                            Engineers Geologists and
                                            Geophysicists of Alberta